2nd Quarter
Ended June 30, 2008
INX Inc.
Nasdaq: INXI
www.INXI.com
August 12, 2008
Financial Results

Agenda For Conference Call
1. Brian Fontana, CFO will present the results for the quarter and discuss certain financial trends
2. Mark Hilz, President & COO will provide an industry update and discuss recent achievements, activities and events
3. Jim Long, Chairman & CEO, will discuss INX’s outlook for the future
4. Take questions

3

During this presentation references to financial measures of INX will include references to non-GAAP financial measures. INX provides a reconciliation between GAAP and non-GAAP financial information within this presentation and on its website at www.INXI.com under the "Investors" tab, which may be accessed directly at www.INXI.com/non-gaap-recon.

This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including future operating results expectations. Statements associated with words such as "anticipate," "believe," "expect," "hope," "outlook," "should," "target," "will" or other similar words are forward-looking statements. These projections and other forward-looking statements are only projections. Actual events, performance or results may differ materially from those indicated due to numerous factors, many of which we have little or no control over, and some of which we may not be successful in addressing. Numerous of these factors are set forth in our 2007 Form 10-K, as amended, which we urge you to read.

INX

GAAP Reconciliation and
 Forward-Looking Statements
All financial results shown are for continuing operations unless otherwise noted
GAAP Reconciliation
Safe Harbor Statement

Non-GAAP Financial Measures
  Presentation of non-GAAP net income provides a consistent basis for comparison to historical periods based on results that management views as the key measurements of financial performance
  Non-GAAP net income is net income on a GAAP basis adjusted for:
  Non-cash equity-based compensation
  Non-cash income tax expense
  Discontinued operations
  Realization of deferred tax assets and expectation of future taxable income are expected to result in income tax expense for the remainder of 2007 at an effective rate of approximately 45%
  Statutory tax rate of approximately 36% will differ from effective tax rate of approximately 45% because of timing differences of the deductibility of certain book expenses for tax purposes
  Substantially all book tax expense is expected to be non-cash for federal income tax purposes during the remainder of 2007 because of a net operating loss carryforward of approximately $3.0 million at June 30, 2008.

5

(Dollars in thousands, except EPS)	Quarter Ended Jun. 30, 2008			Growth	Quarter Ended Jun. 30, 2007		
Revenue:							
Products	$	51,430	80.4%	9.6%		46,918	87.3%
Services		12,561	19.6%	84.5%		6,809	12.7%
Total revenue		63,991	100.0%	19.1%		53,727	100.0%
Gross profit:							
Products		9,766	19.0%			7,889	16.8%
Services		3,986	31.7%			2,156	31.7%
Total gross profit		13,752	21.5%	36.9%		10,045	18.7%
SG&A expenses		11,871	18.6%	31.3%		9,042	16.8%
Operating income		1,881	2.9%	87.5%		1,003	1.9%
Interest (expense) and other income		(98)	0.1%			41	0.0%
Pre-tax net income from continuing ops		1,783	2.8%	70.7%		1,044	1.9%
Income tax (benefit) expense		680	1.1%			7	0.0%
Net income from continuing operations		1,103	1.7%	6.3%		1,037	1.9%
Discontinued operations		10	0.0%			(3)	0.0%
Net income		1,113	1.7%	7.6%		1,034	1.9%
Diluted EPS	$	0.13		0.0%	$	0.13	
Shares used to compute diluted EPS		8,281,715		5.9%		7,817,371	
Non-GAAP net income	$	2,111		71.9%	$	1,228	
Non-GAAP diluted EPS	$	0.25		56.3%	$	0.16

Second Quarter Ended 6/30/2008 Results

6

	Quarter Ended Jun. 30, 2008		Growth	Quarter Ended Jun. 30, 2007	
GAAP net income........................	$	1,113	7.6%	$	1,034
Non-GAAP adjustments:					
Equity based compensation					
from continuing operations...........		414			191
Non-cash income tax expense					
from continuing operations...........		594			-
Discontinued operations................		(10)			3
Non-GAAP net income..................	$	2,111	71.9%	$	1,228
Shares used to compute diluted EPS.		8,281,715	6.0%		7,817,371
GAAP diluted EPS.......................	$	0.13	0.0%	$	0.13
Non-GAAP diluted EPS..................	$	0.25	56.3%	$	0.16

INX

Reconciliation of GAAP to Non-GAAP Net Income
 For 2nd Quarter Ended 6/30/2008
(Dollars in thousands, except EPS)

7

	6 Months Ended June 30, 2008		Growth	6 Months Ended June 30, 2007	
Revenue:					
Products	101,921	82.4%	17.9%	$ 86,468	87.0%
Services	21,713	17.6%	68.3%	12,902	13.0%
Total revenue	123,634	100.0%	24.4%	99,370	100.0%
Gross profit:					
Products	18,973	18.6%		15,107	17.5%
Services	6,926	31.9%		3,445	26.7%
Total gross profit	25,899	20.9%	39.6%	18,552	18.7%
SG&A expenses	22,255	18.0%	29.3%	17,214	17.3%
Operating income	3,644	2.9%	172.3%	1,338	1.4%
Interest (expense) and other income	(171)	0.1%		17	0.0%
Pre-tax net income from continuing ops	3,473	2.8%	156.3%	1,355	1.4%
Income tax (benefit) expense	1,363	1.1%		14	0.0%
Net income from continuing operations	2,110	1.7%	57.3%	1,341	1.4%
Discontinued operations	14	0.0%		59	0.0%
Net income	2,124	1.7%	51.7%	1,400	1.4%
Diluted EPS	$ 0.26		52.9%	$ 0.17	
Shares used to compute diluted EPS	8,199,449		5.8%	7,749,270	
Non-GAAP net income	$ 4,031		137.5%	$ 1,697	
Non-GAAP diluted EPS	$ 0.49		122.7%	$ 0.22

6 Months Ended 6/30/2008 Results
(Dollars in thousands, except EPS)

8

	6 Months Ended June 30, 2008		Growth	6 Months Ended June 30, 2007	
GAAP net income..........................	$	2,124	51.7%	$	1,400
Non-GAAP adjustments:					
Equity based compensation					
from continuing operations...........		726			356
Non-cash income tax expense					
from continuing operations...........		1,195			-
Discontinued operations................		(14)			(59)
Non-GAAP net income..................	$	4,031	137.5%	$	1,697
Shares used to compute diluted EPS.		8,199,449	5.8%		7,749,270
GAAP diluted EPS.......................	$	0.26	52.9%	$	0.18
Non-GAAP diluted EPS.................	$	0.49	122.7%	$	0.22

INX

Reconciliation of GAAP to Non-GAAP Net Income
 For 6 Months Ended 6/30/2008
(Dollars in thousands, except EPS)

9

	6/30/2008	12/31/2007	Change
ASSETS:			
Cash and cash equivalents	$ 12,604	$ 9,340	$ 3,264
Accounts receivable, net	51,787	45,128	6,659
Inventory	1,147	1,439	(292)
Deferred income taxes	2,100	2,100	-
Other current assets	1,657	2,062	(405)
PP&E, net	5,019	4,421	598
Goodwill and other intangible assets, net	25,768	19,751	6,017
Total assets	$ 100,082	$ 84,241	$ 15,841
LIABILITIES & STOCKHOLDERS' EQUITY:			
Short term debt	$ 67	$ 6,200	$ (6,133)
Accounts payable	41,604	37,233	4,371
Accrued expenses	7,405	5,363	2,042
Deferred income taxes	1,565	1,565	0
Other liabilities	1,253	1,853	(600)
Total liabilities	51,894	52,214	(320)
Stockholders' equity	48,188	32,027	16,161
Total liabilities and stockholders' equity	$ 100,082	$ 84,241	$ 15,841

Balance Sheet Data
(Dollars in thousands)

10

40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
2003
2004
2005
2006
1H-07
2H-07
Q1-08
Q2-08
Products
Services

Gross Margin
 Product vs. Services Revenue Sources
  Product gross margin has trended upward slightly over a multi-year period, a function of our increasingly high value-add solutions and increasing business from repeat customers
  Services gross margin declined in 2005 and 2006 due to rapid national expansion and start-up of new practice areas, both of which increased engineering and other categories of costs of service in advance of service revenue production; improving recently as benefits are realized; two recent quarters are in our target range of 30%-35%

11

22.0%
21.0%
20.0%
19.0%
18.0%
17.0%
16.0%
15.0%
4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
2003
2004
2005
2006
1H-07
2H-07
Q1-08
Q2-08
Gross Margin
Operating Profit Margin

INX

Gross and Operating Profit Margin
  Gross profit margin on total revenue has trended higher upward over the past several years due to improving mix of service revenue and improving gross margin on both product revenue and service revenue; in 1H-2008 this trend continued
  Operating profit margin turned positive in 2004, then declined in 2005 and 2006 as we executed on rapid geographic expansion and introduced new practice areas, but has improved since 2006 as benefits of expansion have begun to be realized
* 2005 results exclude one-time non-cash charge of $5.7 million

12

26.0%
24.0%
22.0%
20.0%
18.0%
16.0%
14.0%
12.0%
10.0%
8.0%
4Q06
1Q07
2Q07
3Q07
4Q07
1Q08
2Q08

- 
- 
-

INX

Operating Income / Capital Used In Operations
  Improving operating income relative to the amount of capital used to generate such operating income is key to improving long-term shareholder value
  Careful use of capital for acquisitions and other investments used to generate improving operating income has resulted in substantial improvement on the return on the capital used for such operations
  The ratio of operating income to capital used in operations, defined as trailing 12-month operating income divided by average equity capital plus debt minus cash, has improved to
 23.7% at 6/30/2008 compared to 13.5% one year earlier

Industry Update
  Unified Communications is still in it’s infancy. Cisco and Microsoft are accelerating development of new offerings.
  The movement towards a virtualized Data Center environment that is connected via the “IP network” will present a huge new area of opportunity for INX. Storage,
 Security as well as Routing and Switching will be major areas for growth in this new environment.
  Web 2.0 enterprise applications are moving into the enterprise environment and will increase the use of video in the enterprise.
  Telepresence solutions offer a major step up in interactive video collaboration with CD quality audio and HD video that has life-size images.
  Customer ROI in these areas continues to advance and present the customers with many compelling improvements in areas such as productivity, reliability and consolidation for lower operational cost

Recently Announced Achievements
  1/23/2008 - contract to supply up to $21 million for Department of Defense
  2/14/2008 - gained Cisco “Powered Managed Services Provider” status
  2/20/2008 - gained Cisco “Master of Security” status
  3/25/2008 - began selling Cisco TelePresence solutions and became a Cisco
 TelePresence Advanced Technology Partner
  4/15/2008 - $8.4 million U.S. Corps of Engineers services contract win
  6/4/2008 - Increased senior operating credit facility to support growth
  6/9/2008 - Acquired AccessFlow, Inc. - entering market for virtualization
  6/26/2008 - Closed $9.9 million equity raise to support further growth

15

	Long-Term Trend				1H-2008		
	Dec 31, 2004	Dec 31, 2007	% Incr.		Jun 30, 2008	% Incr.	
Engineers	35	128	266%	+278%	178	39%	+30%
Sales	26	108	315%		129	19%	
Branch office admin	8	33	313%	+156%	36	9%	+13%
Corporate ops	12	29	142%		37	28%	
Corporate admin	16	30	88%		31	3%	
Totals	97	328	238%		411	25%	

INX

Staffing Trends -
 Investing In Staffing To Produce Growth
  We continued to add staff during the most recent quarter, continuing to invest for continued growth
  Direct revenue-producing staffing increased 30% in 1H-2008 compared to 13%
 increase for non-direct revenue producing staff

16

	Mar 31, 2008	Jun 30, 2008	% Incr.	
Engineers	151	178	18%	+17%
Sales	111	129	16%	
Branch office admin	31	36	16%	
Corporate ops	31	37	19%	+13%
Corporate admin	30	31	3%	
Totals	354	411	16%

Staffing Trends -
 Recent Quarter
  During the 2nd quarter we continued to add staff
  Entering the virtualization space and adding Cisco TelePresence requires that we staff up with talent required to rapidly grow in these new areas
  Direct revenue-producing staffing increased 17% during the 2nd quarter compared to a 3% in operations and administrative staffing

Outlook - 2 of 3 Drivers Of Year-Long Industry-Wide
 Slowdown Are Subsiding
 Since ~ July 2007, certain customers have been fearful of the possibility of a recession, and certain categories of customers continue to worry about the future of the economy and how their business will be impacted, causing them to delay moving forward with some capital expenditures
 Since ~ July 2007, large enterprise customers have been anticipating the benefits of lower interest rates as the Fed began an easing cycle - the easing cycle appears to be at an end, which is prompting some customers to move forward with capital expenditure projects
      Since ~ December 2007, corporate enterprise customers began to anticipate the possibility of a Federal government economic stimulus package containing provisions to stimulate capital spending by businesses - this was signed into law in February 2008

18
Outlook - Recent Catalysts For Continued Growth
 Recent services contract of $8.4
 million, majority of which will be
 recognized over the remainder of 2008
 calendar year - increase in higher
 margin service revenue
 Recent Cisco relationship
 achievements present opportunities:
 TelePresence Advanced Technology
 Partner; Master of Security; Cisco
 Powered Managed Services Partner
 Year-ago introduction of network
 storage and network security yielding
 results - (242% and 58% growth
 respectively for 2007) + new addition
 of virtualization practice
 Data center trends (storage, iSCSI,
 FBOE) combined with Cisco’s recent
 new product announcements in this area
 (Nexus line) is creating new growth
 opportunities + AccessFlow
 Boston-based Select, Inc. acquisition is at
 the end of its ~6-9 month typical
 integration period, following which we
 have normally seen above-average
 revenue growth from past acquisitions
 Continued recent investment in hiring of
 revenue-generating employees -
 engineering staff +30% and sales staff +
 13% in 1H-2008

Outlook - Q2 & Longer-Term Expectations
  For Q2-08 we expect:
  Total revenue in the range of $64-$69 million, an increase of 23%-33%
 compared to prior year period revenue of $52.0 million
  Services revenue in the range of $10-$12 million, an increase of 48%-
 77% from the prior year period service revenue of $6.8 million
  We continue to maintain our long-term target ranges for gross profit of 15%-
 19% for products and 30%-35% for services, and for operating profit margin in the range of 4%-7%, the achievement of which is dependent upon leveraging certain operating expenses against continued revenue growth

20

- Improving gross margin and operating profit margin
- Record revenue, gross profit, operating income, non-GAAP EPS
- Total revenue + 19.1% y/y
- Service revenue + 84.5% y/y
- Operating income + 87.5%
- Non-GAAP diluted EPS + 56.3%

- Industry and technology continue to evolve as we have expected
- 2 of 3 drivers of industry-wide slowdown of past year are subsiding & we are seeing customer demand increase
- Numerous recent catalysts for continued INX growth
- Q3 total revenue expectations of + 23%-33% y/y to ~ $64-$69 million
- 2008 full year total revenue of $250-$265 million

Summary / Highlights
2st Quarter Results
Outlook